Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-171113) pertaining to the Aaron’s, Inc. Employees Retirement Plan and Trust of our report dated June 18, 2013, with respect to the 2012 financial statements of the Aaron’s, Inc. Employees Retirement Plan and Trust included in this Annual Report (Form 11-K) for the year ended December 31, 2013.

/s/ Ernst & Young LLP

Atlanta, Georgia
June 27, 2014